AMENDMENT NO. 1
TO SERVICES AGREEMENT

This Amendment No. 1 dated September 10, 2012 (this “Amendment No. 1”) to the Services Agreement dated April 2, 2012 (the “Services Agreement”), between Cyalume Technologies, Inc., a Delaware corporation (the “Company”), Cyalume Technologies Holdings, Inc., a Delaware corporation (“Holdings”) and East Shore Ventures, LLC, a Florida limited liability company (“Contractor”) is made by and among the Company, Holdings and Contractor.

In consideration of the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Section 4.1 of the Services Agreement is hereby amended by adding the following immediately after the last sentence of Section 4.1:

“The Cash Fee shall increase ten percent (10%) for every $35,000,000 of revenue growth, calculated based on the Company’s fiscal year. Contractor shall be eligible for the first such increase when annual revenues total at least $105,000,000.”

2.	This Amendment No.1 may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic, electronically scanned and facsimiles of such signed counterparts may be used in lieu of the originals for any purpose.

3.	This Amendment No. 1 shall be interpreted and enforced in accordance with the laws of the State of Delaware, without regard to its conflict-of-law principles. The parties agree that any dispute concerning or arising out of this Amendment No. 1 shall be tried exclusively in an appropriate state or federal court in the state of Delaware and hereby consent, and waive any objection, to the jurisdiction of any such court.

4.	Except as specifically amended hereby, the Services Agreement shall continue in full force and effect unmodified and the parties hereby reaffirm the same.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.

EAST SHORE VENTURES LLC

By:	/s/ Zivi Nedivi
Name: Zivi Nedivi
Title: President

CYALUME TECHNOLOGIES, INC.

By:	/s/ Michael Bielonko
Name: Michael Bielonko
Title: Chief Financial Officer

CYALUME TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Michael Bielonko
Name: Michael Bielonko
Title: Chief Financial Officer